                                                                EXHIBIT 99(d)(1)

================================================================================


                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF FEBRUARY 14, 2001


                                      AMONG


                            WESTFIELD AMERICA, INC.,


             WESTFIELD AMERICA MANAGEMENT LIMITED (ACN 072 780 619),
              in its capacity as responsible entity and trustee of
                             WESTFIELD AMERICA TRUST


                                       AND


                             MALL ACQUISITION CORP.


================================================================================

                                                  GLOSSARY OF DEFINED TERMS
DEFINED TERMS                                                                                           DEFINED IN SECTION
Acquisition Proposal..............................................................................................10.12(a)
Articles of Merger.....................................................................................................2.2
beneficial ownership..............................................................................................10.12(b)
beneficially own...................................................................................................10.12(b)
Certificate of Merger...............................................................................................2.2(a)
Certificates........................................................................................................3.2(b)
Closing................................................................................................................2.3
Closing Date...........................................................................................................2.3
Code...................................................................................................................3.3
Common Stock......................................................................................................Recitals
Company...........................................................................................................Recitals
Company Board.....................................................................................................Recitals
Company Disclosure Schedule.....................................................................................Article IV
Company Requisite Vote..............................................................................................4.3(b)
Company Securities..................................................................................................4.2(a)
Company Stockholder Meeting.........................................................................................7.1(a)
Covered Transactions...................................................................................................4.9
DGCL...................................................................................................................2.1
Dissenting Shares......................................................................................................3.5
Dissenting Stockholders................................................................................................3.5
Effective Time.........................................................................................................2.2
Estimated First-Quarter Closing Date................................................................................7.11(c)
Estimated Second Quarter Closing Date...............................................................................7.11(d)
Excess Stock........................................................................................................4.2 (a)
Exchange Act.........................................................................................................1.1(a)
Expenses.............................................................................................................9.3(b)
First-Quarter Dividend Amount.......................................................................................7.11(a)
First-Quarter Notice................................................................................................7.11(c)
Financial Advisor...................................................................................................1.2(a)
GAAP...................................................................................................................6.1
Governmental Entity....................................................................................................4.5
Indemnified Parties.................................................................................................7.5(a)
Indemnified Party...................................................................................................7.5(a)
Joinder Date...........................................................................................................7.8
know..............................................................................................................10.12(c)
knowledge.........................................................................................................10.12(c)
Law...............................................................................................................10.12(d)
Lien................................................................................................................4.2(b)
Material Adverse Effect...........................................................................................10.12(e)
Merger.................................................................................................................2.1
Merger Consideration...............................................................................................3.2 (a)
Merger Sub.........................................................................................................Recitals

DEFINED TERMS                                                                                           DEFINED IN SECTION
MGBCL..................................................................................................................2.1
Offer................................................................................................................1.1(a)
Offer Affiliates..................................................................................................Recitals
Offer Completion....................................................................................................7.11(a)
Offer Documents.....................................................................................................1.3(a)
Offer Price.........................................................................................................1.1(a)
Offer to Purchase...................................................................................................1.1(b)
OP Partnership Agreement...............................................................................................7.12
Parent............................................................................................................Recitals
Paying Agent........................................................................................................3.2(a)
person............................................................................................................10.12(f)
Preferred Stock.....................................................................................................4.2(a)
Pro Rata First-Quarter Dividend Amount..............................................................................7.11(c)
Pro Rata Second Quarter Dividend Amount.............................................................................7.11(d)
Proxy Statement........................................................................................................4.4
REIT...................................................................................................................6.1
SC Stock.............................................................................................................4.2(a)
Schedule TO.........................................................................................................1.3(a)
Schedule 14D-9......................................................................................................1.3(a)
SEC.................................................................................................................1.1(c)
Second-Quarter Dividend.............................................................................................7.11(b)
Senior Preferred Stock...............................................................................................4.2(a)
Series C Agreements.................................................................................................Recital
Series C Stock.......................................................................................................4.2(a)
Series C-1 Stock.....................................................................................................4.2(a)
Series C-2 Stock.....................................................................................................4.2(a)
Series D Stock.......................................................................................................4.2(a)
Series D-1 Stock.....................................................................................................4.2(a)
Series E Stock.......................................................................................................4.2(a)
Shares..............................................................................................................1.1(a)
Special Committee.................................................................................................Recitals
subsidiary........................................................................................................10.12(g)
Superior Company Proposal............................................................................................7.3(a)
Surviving Corporation..................................................................................................2.1
Takeover Statutes.......................................................................................................4.9
Tax...............................................................................................................10.12(h)
Taxes.............................................................................................................10.12(h)
the date of this Agreement.........................................................................................10.11(b)
the date hereof....................................................................................................10.11(b)
Transactions........................................................................................................1.2(a)
Warrants............................................................................................................4.2(a)

                                                     TABLE OF CONTENTS

                                                                                                                      PAGE

                                                         ARTICLE I

                                                         THE OFFER

SECTION 1.1 THE OFFER.....................................................................................................1
SECTION 1.2 COMPANY ACTIONS...............................................................................................2
SECTION 1.3 SEC DOCUMENTS.................................................................................................3


                                                        ARTICLE II

                                                        THE MERGER

SECTION 2.1 THE MERGER....................................................................................................4
SECTION 2.2 EFFECTIVE TIME................................................................................................5
SECTION 2.3 CLOSING OF THE MERGER.........................................................................................5
SECTION 2.4 EFFECTS OF THE MERGER.........................................................................................5
SECTION 2.5 ARTICLES OF INCORPORATION AND BYLAWS..........................................................................5
SECTION 2.6 DIRECTORS.....................................................................................................5
SECTION 2.7 OFFICERS......................................................................................................5


                                                        ARTICLE III

                                                   CONVERSION OF SHARES

SECTION 3.1 CONVERSION OF CAPITAL STOCK...................................................................................5
SECTION 3.2 EXCHANGE OF CERTIFICATES......................................................................................6
SECTION 3.3 WITHHOLDING TAXES.............................................................................................7
SECTION 3.4 WARRANTS......................................................................................................7
SECTION 3.5 APPRAISAL RIGHTS..............................................................................................7


                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES
                                                      OF THE COMPANY

SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..................................................................8
SECTION 4.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES............................................................8
SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT;
                  STOCKHOLDER APPROVAL...................................................................................10
SECTION 4.4 SCHEDULE 14D-9; OFFER DOCUMENTS;
                  PROXY STATEMENT........................................................................................10
SECTION 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS........................................................................11
SECTION 4.6 LITIGATION...................................................................................................11

SECTION 4.7 OPINION OF FINANCIAL ADVISOR.................................................................................11
SECTION 4.8 BROKERS......................................................................................................11
SECTION 4.9 TAKEOVER STATUTE.............................................................................................11

                                                         ARTICLE V

                                               REPRESENTATION AND WARRANTIES
                                                 OF PARENT AND MERGER SUB

SECTION 5.1 ORGANIZATION.................................................................................................12
SECTION 5.2 AUTHORITY RELATIVE TO THIS AGREEMENT.........................................................................12
SECTION 5.3 PROXY STATEMENT; OFFER DOCUMENTS.............................................................................12
SECTION 5.4 CONSENTS AND APPROVALS; NO VIOLATIONS........................................................................13
SECTION 5.5 FINANCING....................................................................................................13


                                                        ARTICLE VI

                                         COVENANTS RELATED TO CONDUCT OF BUSINESS

SECTION 6.1 CONDUCT OF BUSINESS OF THE COMPANY...........................................................................13
SECTION 6.2 ACCESS TO INFORMATION........................................................................................16

                                                        ARTICLE VII

                                                   ADDITIONAL AGREEMENTS

SECTION 7.1 COMPANY STOCKHOLDER MEETING, PROXY STATEMENT.................................................................16
SECTION 7.2 REASONABLE BEST EFFORTS......................................................................................17
SECTION 7.3 ACQUISITION PROPOSALS........................................................................................17
SECTION 7.4 PUBLIC ANNOUNCEMENTS.........................................................................................18
SECTION 7.5 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE..........................................................18
SECTION 7.6 NOTIFICATION OF CERTAIN MATTERS..............................................................................19
SECTION 7.7 SEC FILINGS..................................................................................................20
SECTION 7.8 OBLIGATIONS OF MERGER SUB....................................................................................20
SECTION 7.9 ANTITAKEOVER STATUTES........................................................................................20
SECTION 7.10 STOCKHOLDER LITIGATION......................................................................................20
SECTION 7.11 INTERIM DIVIDEND............................................................................................20
SECTION 7.12 PARTNERSHIP REDEMPTIONS.....................................................................................22

                                                       ARTICLE VIII

                                         CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER..................................................22

                                                        ARTICLE IX

                                              TERMINATION; AMENDMENT; WAIVER

SECTION 9.1 TERMINATION..................................................................................................22
SECTION 9.2 EFFECT OF THE TERMINATION....................................................................................23
SECTION 9.3 FEES AND EXPENSES............................................................................................23
SECTION 9.4 AMENDMENT....................................................................................................24
SECTION 9.5 EXTENSION; WAIVER............................................................................................24

                                                         ARTICLE X

                                                       MISCELLANEOUS

SECTION 10.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................................24
SECTION 10.2 ENTIRE AGREEMENT; ASSIGNMENT................................................................................25
SECTION 10.3 NOTICES.....................................................................................................25
SECTION 10.4 GOVERNING LAW...............................................................................................26
SECTION 10.5 DESCRIPTIVE HEADINGS........................................................................................26
SECTION 10.6 PARTIES IN INTEREST.........................................................................................26
SECTION 10.7 SEVERABILITY................................................................................................26
SECTION 10.8 SPECIFIC PERFORMANCE........................................................................................26
SECTION 10.9 WAIVER OF JURY TRIAL........................................................................................27
SECTION 10.10 COUNTERPARTS...............................................................................................27
SECTION 10.11 INTERPRETATION.............................................................................................27
SECTION 10.12 DEFINITIONS................................................................................................27

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of February 14, 2001, is among Westfield America, Inc., a Missouri corporation (the "COMPANY"), Westfield America Management Limited (ACN 072 780 619) ("PARENT"), in its capacity as responsible entity and trustee of Westfield America Trust, an Australian public unit trust, and Mall Acquisition Corp., a Delaware corporation to be formed prior to the Effective Time and to be owned, directly or indirectly, by Parent and/or one or more of the Offer Affiliates (as hereinafter defined) ("MERGER SUB").

     WHEREAS, Parent and certain of its affiliates named on ANNEX B hereto (the "OFFER AFFILIATES"), directly and indirectly, collectively beneficially own approximately 77.5% of the outstanding shares of common stock, par value $.01 per share (the "COMMON STOCK"), of the Company; and

     WHEREAS, it is proposed that Parent make a cash tender offer to acquire all outstanding shares of Common Stock not already owned by Parent and the Offer Affiliates for $16.25 per share, net to the seller in cash, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD"), based on the unanimous recommendation of a special committee of independent directors of the Company (the "SPECIAL COMMITTEE"), has (i) approved this Agreement, (ii) determined that each of this Agreement, the Offer (as hereinafter defined) and the Merger (as hereinafter defined) pursuant to which Merger Sub shall merge with and into the Company, with the Company as the surviving corporation, is advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub), (iii) resolved to approve the Offer, the Merger and this Agreement and the transactions contemplated hereby, and (iv) recommended acceptance of the Offer and, if applicable, approval and adoption of this Agreement by such stockholders of the Company, subject to the terms and conditions set forth herein; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain holders of the Company's issued and outstanding shares of SC Stock (as hereinafter defined) have entered into agreements (the "SERIES C AGREEMENTS") providing for certain actions relating to the SC Stock owned by them; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

     SECTION 1.1 THE OFFER. (a) As promptly as practicable (but in no event more than twelve (12) business days after the date of this Agreement), Parent shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) a tender offer (the "OFFER") for all of the outstanding shares of Common Stock (other than for shares owned by the Parent and the Offer Affiliates at the time of the Offer) (the "SHARES") at a price of $16.25 per Share, to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "OFFER PRICE"), subject to the conditions set forth in Section 3.3 below and ANNEX A hereto.

     (b) The obligations of Parent to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in ANNEX A hereto. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement and the conditions set forth in ANNEX A hereto. Parent shall not, without the prior written consent of the Company, (i) terminate the Offer, except in accordance with the terms of ANNEX A attached hereto or (ii) extend the expiration of the Offer except as specifically provided herein.

     (c) Parent expressly reserves the right to modify the terms of the Offer; PROVIDED, THAT, without the Special Committee's prior written consent, Parent shall not decrease the Offer Price or decrease the number of Shares sought, change the form of consideration or amend any other condition of the Offer in any manner materially adverse to the holders of the Shares (other than with respect to insignificant changes or amendments and subject to the penultimate sentence of this Section 1.1(c)) or impose additional conditions without the prior written consent of the Special Committee; PROVIDED, HOWEVER, that, if on the initial scheduled expiration date of the Offer, which shall be twenty (20) business days after the date that the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Parent may, from time to time until such time as all such conditions are satisfied or waived, in its sole discretion, extend the expiration date; PROVIDED, FURTHER, HOWEVER, that the expiration date of the Offer may not be extended beyond ninety (90) calendar days after commencement of the Offer without the Special Committee's prior written consent. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by applicable Law (as hereinafter defined) in connection with such increase, in each case without the consent of the Special Committee. In addition, Parent may make available a "subsequent offering period," in accordance with Rule 14d-11 of the United States Securities and Exchange Commission (the "SEC"), of not greater than twenty (20) business days. On the terms and subject to the prior satisfaction or waiver of the conditions of the Offer and this Agreement, Parent shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

     (d) The parties understand and agree that the Offer Price has been calculated based upon the accuracy of the representation and warranty set forth in Section 4.2(a) and that, in the event the number of outstanding shares of Common Stock exceeds the amounts specifically set forth in Section 4.2(a) (including, without limitation, as a result of any stock split, reverse stock split, stock dividend, including any dividend or distribution of securities convertible into stock or stock equivalent of the Company, recapitalization, or other like change occurring after the date of this Agreement), the Offer Price shall be appropriately adjusted. The provisions of this Section 1.1(d) shall not, however, affect the representation and warranty set forth in Section 4.2(a).

     SECTION 1.2 COMPANY ACTIONS. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, based on the unanimous recommendation of the Special Committee, has (i) approved this Agreement, (ii) determined that each of the Agreement, the Offer and the Merger are advisable and fair to, and in the best interests of, the stockholders of the

Company (other than Parent, the Offer Affiliates and Merger Sub), (iii) received the opinion of Lehman Brothers, Inc., financial advisor to the Company (the "FINANCIAL ADVISOR"), to the effect that, subject to the assumptions therein stated, the Offer Price to be received by holders of Shares pursuant to the Offer and the Merger Consideration (as hereinafter defined) pursuant to the Merger is fair to the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub) from a financial point of view, (iv) resolved to approve the Offer, the Merger and this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "TRANSACTIONS") (such approval and adoption having been made in accordance with the MGBCL (as hereinafter defined)), and (v) recommended acceptance of the Offer, and, if applicable, the approval and adoption of this Agreement by such stockholders of the Company. The Company further represents and warrants that
(x) the Special Committee has been duly authorized and constituted, and (y) the Special Committee, at a meeting thereof duly called, unanimously determined that the terms of each of this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement are advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub), and unanimously determined to recommend that the Company Board (1) approve this Agreement and the transactions contemplated hereby, (2) determine that each of this Agreement, the Offer and the Merger is advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub), (3) recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer, and (4) recommend that the Company's stockholders approve and adopt this Agreement, if applicable. The Company has been advised by each of its directors that each such person either intends to tender pursuant to the Offer all Shares owned by such person or vote all Shares owned by such person in favor of the Merger.

     (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Parent mailing labels, security position listings and any available listings or computer files containing the names and addresses of all holders of record of the Shares as of a recent date, and shall furnish Parent with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents (as hereinafter defined) and any other documents necessary to consummate the Merger, Parent and its affiliates and associates shall hold in confidence the information contained in any such labels, listings and files and all other information delivered pursuant to this Section 1.2(b), will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver to the Company all copies, extracts or summaries of such information in their possession or the possession of their agents.

     SECTION 1.3 SEC DOCUMENTS. (a) On the date the Offer is commenced, Parent shall file with SEC (i) a Tender Offer Statement on Schedule TO in accordance with the Exchange Act with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE TO"), and (ii) together with the Company, a Rule 13e-3 Transaction Statement on
Schedule 13E-3 with respect to the Offer, which shall be filed as part of the Schedule TO. The Schedule TO will include, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "OFFER DOCUMENTS"). The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board and the Special Committee described in Section 1.2(a). Concurrently with the filing of the Schedule TO by Parent, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 in accordance with the Exchange Act (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-9"), which shall, except as otherwise provided herein, contain the recommendation referred to in clause (v) of Section 1.2(a) hereof.

     (b) Parent will take all steps necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the
Schedule 14D-9, will comply in all material respects with the provisions of applicable Federal and state securities Laws. The information provided and to be provided by Parent or the Company for use in the Schedule TO, the Offer Documents and the Schedule 14D-9 shall not, on the date first filed with the SEC or first published, sent or provided to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Each of Parent, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and Parent will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable Federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Special Committee and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and Parent agrees to provide the Company and its counsel with copies of any written comments that Parent, or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.1 THE MERGER. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Missouri General and Business Corporation Law (the "MGBCL"), Merger Sub shall be merged with and into the Company as soon as reasonably practicable after the Offer Completion (as hereinafter defined) (subject to the other terms of this Agreement, including, without limitation, Section 7.1 and Article VIII and IX) (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Merger Sub shall cease. Parent may, upon notice to the Company, modify the structure of the Merger (including, without limitation, the applicable provisions of Sections 2.5 and 3.1) if Parent determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structural modification; provided, however, that no such amendment shall have an adverse effect upon the stockholders of the Company (other than Parent, the Offer Affiliates and Merger Sub).

     SECTION 2.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing (i) this Agreement or a certificate of merger or certificate of ownership and merger with the Secretary of State of the State of Delaware and (ii) articles of merger with Secretary of State of the State of Missouri in the form set forth on Schedule 2.2(ii) to this Agreement (the "ARTICLES OF MERGER", the terms of which are incorporated in this Agreement by reference) or, in each case such other appropriate documents (collectively, the "CERTIFICATE OF MERGER"), in such forms as are required by, and executed in accordance with, the relevant provisions of the DGCL and the MGBCL. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

     SECTION 2.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other time, date or place as agreed to in writing by the parties hereto.

     SECTION 2.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the MGBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 2.5 ARTICLES OF INCORPORATION AND BYLAWS. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

     SECTION 2.6 DIRECTORS. The directors of Merger Sub at the Effective Time shall be the initial directors of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal; PROVIDED, HOWEVER, that immediately following the Effective Time, the board of directors of the Surviving Corporation shall be comprised of those individuals set forth on
Schedule 2.6 to this Agreement.

     SECTION 2.7 OFFICERS. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE III

                              CONVERSION OF SHARES

     SECTION 3.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of the Company or any shares of capital stock of Merger Sub, the Merger shall have such effects on the capital stock of the Company and Merger Sub as are set forth in the Articles of Merger filed with the Secretary of State of the State of Missouri.

     SECTION 3.2 EXCHANGE OF CERTIFICATES.

     (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate a bank, trust company or other person, reasonably acceptable to the Special Committee, to act as agent for the holders of the Shares in connection with the Merger (the "PAYING AGENT") to receive the funds to which holders of the Shares shall become entitled pursuant to the terms of the Articles of Merger. Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the prompt payment of the Offer Price in cash, without interest (the "MERGER CONSIDERATION"), as provided herein and in the Articles of Merger. All interest earned on such funds shall be paid to Parent.

     (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") whose Shares were converted into the right to receive the Merger Consideration pursuant to the terms of the Articles of Merger, (i) a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in surrendering the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, Parent shall cause the Paying Agent to pay to the holder of such Certificate the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing Shares which are not registered in the transfer records of the Company under the name of the person surrendering such Certificate, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes (as hereinafter defined) required by reason of payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article III. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article III.

     (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN SHARES. At the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

     (d) TERMINATION OF FUND; NO LIABILITY. At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

     SECTION 3.3 WITHHOLDING TAXES. Parent, the Company and Merger Sub shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the Offer Price or the Merger Consideration payable to a holder of Shares pursuant to the Offer or the Merger any withholding and stock transfer Taxes and such amounts as are required under the Internal Revenue Code of 1986, as amended (the "CODE"), or any applicable provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Company or Merger Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent, the Company or Merger Sub.

     SECTION 3.4 WARRANTS. All Warrants (as hereinafter defined) issued and outstanding immediately prior to the Effective Time shall be retained and remain outstanding in accordance with their terms as warrants to purchase capital stock of the Surviving Corporation.

     SECTION 3.5 APPRAISAL RIGHTS. (a) Notwithstanding any provision of this Agreement to the contrary, Shares (collectively, the "DISSENTING SHARES") that are outstanding immediately prior to the Effective Time and that are held by stockholders who (x) shall have neither voted in favor of the Merger nor consented thereto in writing and (y) shall have demanded properly in writing appraisal for such Shares in accordance with Section 351.455 of MGBCL (the "DISSENTING STOCKHOLDERS") shall not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 351.455, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 351.455 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.2(b), of the certificate or certificates that formerly evidenced such Shares.

     (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to MGBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under MGBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent expressly specified therein), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

     SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) The Company and each of its subsidiaries, is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company or any such subsidiary to be conducted. Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.2 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES. (a) The authorized capital stock of the Company, immediately prior to the Closing, will consist of (i) 200,000,000 shares of Common Stock of which, as of the date hereof, 73,354,863 are issued and outstanding, (ii) 205,000,000 shares of excess stock, par value $.01 per share ("EXCESS STOCK"), of which, as of the date hereof, none are issued and outstanding, (iii) 200 shares of voting senior preferred stock, par value $1.00 per share ("SENIOR PREFERRED STOCK"), of which, as of the date hereof, none are issued and outstanding, and (iv) 5,000,000 shares of preferred stock, par value $1.00 per share ("PREFERRED STOCK"), of which (A) 940,000 shares have been designated Series A cumulative redeemable preferred stock and of which, as of the date hereof, 940,000 shares are issued and outstanding, (B) 400,000 shares have been designated Series B Preferred Shares and of which, as of the date hereof, 270,000 shares are issued and outstanding, (C) 416,667 shares have been designated Series C cumulative convertible redeemable preferred stock ("SERIES C STOCK") and of which, as of the date hereof, 416,667 shares are issued and outstanding, (D) 138,889 shares have been designated Series C-1 cumulative convertible redeemable preferred stock ("SERIES C-1 STOCK") and of which, as of the date hereof, 138,889 shares are issued and outstanding, (E) 138,889 shares have been designated Series C-2 cumulative convertible redeemable preferred stock ("SERIES C-2 STOCK", and, together with the Series C Stock and Series C-1 Stock, the "SC STOCK") and of which, as of the date hereof, 138,889 shares are issued and outstanding, (F) 694,445 shares have been designated Series D cumulative convertible redeemable preferred stock ("SERIES D STOCK") and of which, as of the date hereof, 694,445 shares are issued and outstanding, (G) 138,889 shares have been designated Series D-1 cumulative convertible redeemable preferred stock ("SERIES D-1 STOCK") and of which, as of the date hereof, 138,889 shares are issued and outstanding, (H) 477,778 shares have been designated Series E cumulative convertible redeemable preferred stock ("SERIES E STOCK") and of which, as of the date hereof, 477,778 shares are issued and outstanding, and (I) 107,483 shares have been designated Series F cumulative redeemable preferred stock and of which, as of the date hereof, no shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable,
(iii) were issued in compliance with all applicable federal and state Laws concerning the issuance of securities and (iv) are free of preemptive rights. As of the date hereof, (i) 11,175,648 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of the warrants (the "WARRANTS") listed on Section 4.2 of the Company Disclosure Schedule, (ii) 4,166,670 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series C Stock, (iii) 1,388,890 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series C-1 Stock, (iv) 1,388,890 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series C-2 Stock, (v) 6,944,450 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series D Stock, (vi) 1,388,890 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series D-1 Stock, and (vii) 4,778,000 shares of Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the conversion of outstanding shares of Series E Stock. Except as set forth above and except as otherwise set forth on Section 4.2 of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) no options or other rights to acquire from the Company or any of its subsidiaries, and no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). Except as set forth above and except as otherwise set forth on Section 4.2 of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company.

     (b) Except as otherwise set forth on Section 4.2 of the Company Disclosure Schedule, all of the outstanding capital stock or other equity or ownership interests of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other equity or ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding obligations (contractual or otherwise) of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity or ownership interests in any subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT; STOCKHOLDER APPROVAL. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) The Company Board by unanimous vote and acting on the unanimous recommendation of the Special Committee, duly and validly authorized the execution and delivery of this Agreement, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Offer and the Merger, contemplated hereby and has
(i) approved this Agreement, (ii) determined that each of this Agreement, the Offer and the Merger is advisable and fair to, and in the best interests of, the stockholders of the Company (other than Parent, the Offer Affiliates and Merger
Sub), (iii), resolved to approve the Offer, the Merger and this Agreement and the transactions contemplated hereby, and (iv) recommended acceptance of the Offer and, if applicable, approval and adoption of this Agreement by such stockholders of the Company, subject to the terms and conditions set forth herein. The Company Board has directed that this Agreement, to the extent required, be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of shares of Common Stock representing at least two-thirds of the outstanding shares of Common Stock as of the record date for the Company (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

     SECTION 4.4 SCHEDULE 14D-9; OFFER DOCUMENTS; PROXY STATEMENT. Neither the
Schedule 14D-9, any other document required to be filed by the Company with the SEC or any other Governmental Entity (as hereinafter defined) in connection with the Transactions, nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9 and any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or other applicable Governmental Entity or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The proxy statement (the "PROXY STATEMENT") relating to the Company Stockholder Meeting (as hereinafter defined) to be held in connection with the Merger, if required to be held pursuant to applicable Law will not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or shall, at the time of the Company Stockholder Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholder Meeting which shall have become false or misleading in any material respect. The Schedule 14D-9, and any other document required to be filed by the Company with the SEC in connection with the Transactions and the Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion therein.

     SECTION 4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities or blue sky Laws, the filing and recordation of the Certificate of Merger as required by the DGCL and the MGBCL, the filing (if applicable) of a statement of reduction of stated capital pursuant to Section 351.195 of the MGBCL, and as otherwise set forth in Section 4.5 of the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.6 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which, as of the date hereof, (i) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or (ii) would reasonably be expected to otherwise prevent or delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.7 OPINION OF FINANCIAL ADVISOR. The Financial Advisor has delivered to the Special Committee and the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders (other than Parent, the Offer Affiliates and Merger Sub) from a financial point of view, and such opinion has not been withdrawn or modified. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to the Financial Advisor and its counsel.

     SECTION 4.8 BROKERS. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been made available to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries.

     SECTION 4.9 TAKEOVER STATUTE. The transactions contemplated hereby (the "COVERED TRANSACTIONS") are exempt from the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations of the State of Missouri (collectively, "TAKEOVER STATUTES"), including, without limitation, Sections 351.407 and 351.459 of the MGBCL, or any antitakeover provision in the Company's articles of incorporation and bylaws.


                                    ARTICLE V

                          REPRESENTATION AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company as follows (representations and warranties made by or in respect of Merger Sub shall be initially made on the Joinder Date (as hereinafter defined)):

     SECTION 5.1 ORGANIZATION. (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent or Merger Sub to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (b) Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreements of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) The Board of Directors of Merger Sub and the stockholder(s) of Merger Sub have duly and validly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by such Boards of Directors and the stockholder(s) of Merger Sub for the consummation of the transactions.

     SECTION 5.3 PROXY STATEMENT; OFFER DOCUMENTS. The Offer Documents and any other documents to be filed by Parent or Merger Sub with the SEC or any other Governmental Entity in connection with the Transactions will (in the case of the Offer Documents and any such other documents filed with the SEC under the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act, and will not, on the date of filing with the SEC or other applicable Governmental Entity or, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or shall, at the time of the Company Stockholder Meeting or at the Effective Time, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholder Meeting which shall have become false or misleading in any material respect. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to the statements made in any of the foregoing documents based on and in conformity with information supplied by or on behalf of the Company specifically for inclusion therein.

     SECTION 5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities or blue sky Laws and the filing and recordation of the Certificate of Merger as required by the DGCL and the MGBCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the Transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice do not or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the Transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound or (iii) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

     SECTION 5.5 FINANCING. Parent will have available, and will provide Merger Sub with, the funds necessary to consummate the Offer and the Merger.

                                   ARTICLE VI

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

     SECTION 6.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and take all such actions necessary to continue to qualify as a real estate investment trust within the meaning of the Code ("REIT") (including, without limitation, at the request of Parent, by issuing shares of voting preferred stock in such number, to such persons and at such times as are reasonably requested by Parent in order to facilitate continued compliance with the conditions set forth in Section 856(a)(5) of the Code) and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in
Section 6.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

     (a) amend its articles of incorporation or bylaws (or other similar governing instrument);

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights);

     (c) (i) split, combine or reclassify any shares of its capital stock; (ii) except as expressly set forth in Section 7.11 below and other than as necessary to maintain the Company's qualification as a REIT without the imposition of any excise taxes pursuant to Section 4981 of the Code, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

     (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

     (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

     (g) enter into or adopt any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

     (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice;

     (i) except as may be required as a result of a change in Law or in generally accepted accounting principles applied on a consistent basis ("GAAP"), change any of the accounting principles or practices used by it;

     (j) revalue in any material respect any of its assets other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

     (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice or amend in any material respect any material contracts or agreements; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $50.0 million or, in the aggregate, are in excess of $250.0 million; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

     (l) make or revoke any Tax election (other than an election to treat a corporation as a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code), settle or compromise any Tax liability, change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes, or take any action or enter into any agreement which could reasonably be expected to result in the termination of the Company's status as a REIT;

     (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in the consolidated financial statements of the Company and its subsidiaries or incurred in the ordinary and usual course of business consistent with past practice or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

     (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

     (o) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area; or

     (p) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(o) or any action which would make any of the representations or warranties of the Company contained in this Agreement
(i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

          SECTION 6.2 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided that no investigation pursuant to this Section 6.2 shall affect or be deemed to modify any of the representations or warranties made by the Company.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

          SECTION 7.1 COMPANY STOCKHOLDER MEETING, PROXY STATEMENT. (a)
If required by applicable Law in order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable Law, its articles of incorporation and by-laws:

          (i) as promptly as practicable following the acceptance for payment and purchase of Shares by Merger Sub pursuant to the Offer duly call, give notice of, convene and hold a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") for the purposes of considering and taking action upon the approval of the Merger and the approval and adoption of this Agreement;

          (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and (x) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto to be mailed to its stockholders at the earliest practicable date; PROVIDED that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) use its reasonable best efforts to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

          (iii) unless this Agreement has been terminated in accordance with
     Article IX, subject to its rights pursuant to Section 7.3, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

          (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it or Merger Sub in favor of the approval and adoption of this Agreement. The Company has been advised that the Offer Affiliates currently intend, subject to the requirements of applicable Law, to vote all of the Shares owned by them in favor of the approval and adoption of this Agreement.

     (c) Notwithstanding anything else in this Agreement, in the event that Merger Sub shall acquire ownership of an aggregate number of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, sufficient to enable Merger Sub or the Company to cause the Merger to become effective under applicable Law without a meeting of stockholders of the Company, the parties hereto shall, at the request of Parent and subject to
Article VIII below, take all necessary and appropriate action (including, without limitation, modifying the provisions of Sections 2.5 and 3.1) to cause the Merger to become effective as soon as practicable after the consummation of such acquisition, without a meeting of stockholders of the Company, in accordance with the terms of Section 351.447 of the MGBCL.

     SECTION 7.2 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Offer and the Merger and the other Transactions contemplated by this Agreement.

     SECTION 7.3 ACQUISITION PROPOSALS. (a) From the date hereof until the termination hereof, the Company will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, prior to the acceptance for payment of Shares pursuant to the Offer, the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the disinterested members thereof after consultation with outside counsel, in response to the Acquisition Proposal that was made by a person whom the Special Committee determines, in good faith after consultation with outside counsel and an independent financial advisor, to be reasonably capable of making a Superior Company Proposal (as hereinafter defined), that was not solicited by the Company and that did not otherwise result from a breach of this Section 7.3(a), (x) furnish information with respect to the Company to the person or group making such Acquisition Proposal and its representatives pursuant to a customary confidentiality agreement and
(y) participate in discussions and negotiations with such person or group and its representatives to the extent required regarding such Acquisition Proposal. For purposes of this Agreement, "SUPERIOR COMPANY PROPOSAL" means any proposal made by a third party to acquire all or substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets, (i) on terms which a majority of the disinterested directors of the Company determines in its good faith judgment to represent superior value for the holders of Shares than the Offer and the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement, the Offer and the Merger) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

     (b) Neither the Company Board nor the Special Committee will withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement, the Offer or the Merger unless the Company Board or the Special Committee, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Company Board or the Special Committee to comply with its fiduciary duties under applicable Law.

Nothing contained in this Section 7.3(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith reasonable judgment of the Company Board or the Special Committee, after consultation with independent legal counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; PROVIDED, that except as otherwise permitted in this Section 7.3(b), the Company shall not withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board or the Special Committee permitted by, and taken in accordance with, this Section 7.3(b) shall not constitute a breach of this Agreement by the Company. Nothing in this Section 7.3(b) shall (i) permit the Company to terminate this Agreement (except as provided in Article IX hereof) or
(ii) affect any other obligations of the Company under this Agreement.

     SECTION 7.4 PUBLIC ANNOUNCEMENTS. Each of Parent, Merger Sub and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the New York Stock Exchange or the Australian Stock Exchange, as applicable, as reasonably determined in good faith, after consultation with legal counsel, by Parent, Merger Sub or the Company, as the case may be.

     SECTION 7.5 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) Following the Effective Time, Parent shall cause the Surviving Corporation, to the fullest extent permitted by applicable Law, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, agent, representative or employee of the Company (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer, agent, representative or employee of the Company or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) the Surviving Corporation shall advance the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MGBCL and upon receipt of any affirmation and undertaking required by the MGBCL, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the MGBCL and the Company's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent. The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or the Surviving Corporation may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; PROVIDED THAT if such insurance cannot be so maintained or obtained at such costs, the Surviving Corporation shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of the Company for such insurance.

     (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

     (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company with respect to their activities as such prior to the Effective Time, as provided in the Company's articles of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     SECTION 7.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty not so qualified, to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect in their respective financial condition, properties, businesses or results of operations, taken as a whole, other than changes resulting from general economic conditions; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.6 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 7.7 SEC FILINGS. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     SECTION 7.8 OBLIGATIONS OF MERGER SUB. Subject to the terms of this Agreement, Parent will take all reasonable action necessary to cause Merger Sub
(i) to be incorporated prior to the Effective Time and become a party to this Agreement by executing a counterpart of this Agreement where indicated on the signature page hereof (the date of such execution, the "JOINDER DATE") and (ii) to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. All representations, warranties, covenants, agreements, rights and obligations of Merger Sub herein shall become effective as to Merger Sub as of the Joinder Date.

     SECTION 7.9 ANTITAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Covered Transactions, each of Parent, Merger Sub and the Company shall take such actions as are necessary so that the Covered Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Covered Transactions.

     SECTION 7.10 STOCKHOLDER LITIGATION. The Company shall give Parent reasonable opportunity to participate in the defense of any stockholder litigation against the Company and/or its officers and directors relating to the transactions contemplated hereby.

     SECTION 7.11 INTERIM DIVIDEND. (a) Parent and the Company hereby agree that if and to the extent that Parent does not accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer after the expiration of the Offer (the "OFFER COMPLETION") prior to March 20, 2001, the Company Board shall on such date declare a dividend for the fiscal quarter ended March 31, 2001, of $0.3725 per share (or such other amount as the Company Board determines based upon the estimated earnings for the fiscal year and the applicable distribution requirements under the Code) of Common Stock (the "FIRST QUARTER DIVIDEND AMOUNT"), such dividend to be paid on the earlier of (x) the date of the Offer Completion and (y) April 30, 2001 to holders of record of shares of Common Stock on March 30, 2001 or such earlier date of the Offer Completion.

     (b) Parent and the Company hereby agree that if and to the extent that the Offer Completion does not occur prior to June 19, 2001, the Company Board shall on such date declare a dividend for the fiscal quarter ended June 30, 2001, of $0.3725 per share (or such other amount as the Company Board determines based upon the estimated earnings for the fiscal year and the applicable distribution requirements under the Code) of Common Stock (the "SECOND QUARTER DIVIDEND AMOUNT"), such dividend to be paid on the earlier of (x) the date of the Offer Completion and (y) July 31, 2001 to holders of record of Common Stock on June 30, 2001 or such earlier date of the Offer Completion.

     (c) If Parent determines that the Offer Completion is reasonably likely to occur prior to March 20, 2001, it shall deliver notice (a "FIRST QUARTER NOTICE") to such effect to the Company, which First Quarter Notice shall include Parent's reasonable estimate of the anticipated date of the Offer

Completion (the "ESTIMATED FIRST QUARTER CLOSING DATE") and which First Quarter Notice shall be delivered no less than fifteen days prior to the Estimated First Quarter Closing Date. Upon receipt of such a First Quarter Notice, the Company Board shall promptly (and no later than four days after receipt of the First Quarter Notice) declare a dividend equal to the Pro Rata First Quarter Dividend Amount (as defined below), such dividend to be paid on the earlier of (x) the Estimated First Quarter Closing Date and (y) the date of the Offer Completion to holders of record of Common Stock on a date no less than 10 days prior to the Estimated First Quarter Closing Date. "PRO RATA FIRST QUARTER DIVIDEND AMOUNT" shall equal the First Quarter Dividend Amount MULTIPLIED by a fraction (1) the numerator of which shall be the number of days from January 1, 2001 until the Estimated First Quarter Closing Date and (2) the denominator of which shall be 90.

     (d) If Parent determines that the Offer Completion is reasonably likely to occur after April 1, 2001 but prior to June 19, 2001, it shall deliver notice (a "SECOND QUARTER NOTICE") to such effect to the Company, which Second Quarter Notice shall include Parent's reasonable estimate of the anticipated date of the Offer Completion (the "ESTIMATED SECOND QUARTER CLOSING DATE") and which Second Quarter Notice shall be delivered no less than fifteen days prior to the Estimated Second Quarter Closing Date. Upon receipt of such a Second Quarter Notice, the Company Board shall promptly (and no later than four days after receipt of the Second Quarter Notice) declare a dividend equal to the Pro Rata Second Quarter Dividend Amount (as defined below), such dividend to be paid on the earlier of (x) the Estimated Second Quarter Closing Date and (y) the date of the Offer Completion to holders of record of Common Stock on a date no less than 10 days prior to the Estimated Second Quarter Closing Date. "PRO RATA SECOND QUARTER DIVIDEND AMOUNT" shall equal the Second Quarter Dividend Amount MULTIPLIED by a fraction (1) the numerator of which shall be the number of days from April 1, 2001 until the Estimated Second Quarter Closing Date and (2) the denominator of which shall be 91.

     (e) If the actual date of the Offering Completion occurs on or prior to the fifteenth day after the Estimated First Quarter Closing Date, no further dividends shall be paid by the Company to the holders of Common Stock other than the dividend paid in accordance with Section 7.11(c) above. However, if the date of the Offering Completion does not occur on or prior to such fifteenth day, the provisions of Sections 7.11(a), (b), (c) and (d) shall remain applicable; PROVIDED, HOWEVER, that upon the further application of such Sections 7.11(a) and (c) there shall be deducted from the First Quarter Dividend Amount or the Pro Rata First Quarter Dividend Amount, as the case may be, any amounts paid as a Pro Rata First Quarter Dividend Amount under previous application(s) of
Section 7.11(c) above.

     (f) If the actual date of the Offering Completion occurs on or prior to the fifteenth day after the Estimated Second Quarter Closing Date, no further dividends shall be paid by the Company to the holders of Common Stock other than the dividends paid in accordance with Sections 7.11(a) and (d) above. However, if the date of the Offering Completion does not occur on or prior to such fifteenth day, the provisions of Sections 7.11(b) and (d) shall remain applicable; PROVIDED, HOWEVER, that upon the further application of such sections there shall be deducted from the Second Quarter Dividend Amount or the Pro Rata Second Quarter Dividend Amount, as the case may be, any amounts paid as a Pro Rata Second Quarter Dividend Amount under previous application(s) of
Section 7.11(d) above.

     (g) Parent and the Company agree to use their reasonable best efforts to modify the terms of this Section 7.11 if and to the extent necessary to preserve the intent and purpose of this Section 7.11.


     SECTION 7.12 PARTNERSHIP REDEMPTIONS. For a period of one year following the Effective Time, Parent and the Company hereby agree that the Value of a Reit Share (as such term is defined in the First Amended and Restated Agreement of Limited Partnership of Westfield America Limited Partnership, as amended (the "OP PARTNERSHIP AGREEMENT")) shall be no less than the Offer Price for purposes of determining the cash amount payable to holders of Partnership Common Units or Investor Unit Rights (as such terms are defined in the OP Partnership Agreement) upon redemption of such securities. In addition, Parent and the Company hereby agree that no such redemption shall be satisfied using Reit Shares if such Reit Shares are not publicly-traded at the time of such redemption.


                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

     (a) This Agreement shall have been approved and adopted by the Company Requisite Vote, if required by applicable Law.

     (b) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

     (c) Parent or its affiliates shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

                                   ARTICLE IX

                         TERMINATION; AMENDMENT; WAIVER

     SECTION 9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

     (a) By the mutual written consent of Parent and the Company;

     (b) By either of Parent or the Company if (i) a statute, rule or executive order shall have been enacted, entered or promulgated prohibiting the Transactions on the terms contemplated by this Agreement or (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

     (c) By either of Parent or the Company if the Offer has not been consummated on or before the ninetieth (90) day following the commencement of the Offer (or, if such date is not a business day in the United States, the first such business day thereafter); PROVIDED, that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

     (d) By the Company:

     (i) if Parent shall have terminated the Offer or the Offer expires without Parent purchasing any Shares pursuant thereto; PROVIDED, that the Company may not terminate this agreement pursuant to this Section 9.1(d)(i) if the Company is in material breach of this Agreement; or

     (ii) if there shall be a material breach by Parent or Merger Sub of any of their representations, warranties, covenants or agreements contained in this Agreement; or

     (e) By Parent or Merger Sub:

     (i) If prior to the purchase of the Shares pursuant to the Offer, (A) the Company Board or the Special Committee shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended or approved an Acquisition Proposal, or (B) there shall have been a material breach of any provision of Section 7.3; or

     (ii) if Parent shall have terminated the Offer without Parent purchasing any Shares thereunder; PROVIDED that Parent or Merger Sub may not terminate this Agreement pursuant to this Section 9.1(e)(ii) if Parent or Merger Sub is in material breach of this Agreement; or

     (iii) if there shall be a material breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

     SECTION 9.2 EFFECT OF THE TERMINATION. In the event of termination of this Agreement by either the Company or Parent or Merger Sub as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of this Section 9.2, Section 9.3 and Article X and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 9.3 FEES AND EXPENSES. (a) Except as provided below, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

     (b) If Parent or Merger Sub terminates this Agreement pursuant to Section 9.1(e)(i), then the Company shall pay, or cause to be paid to Parent, at the time of termination, an amount equal to Parent's and Merger Sub's actual and reasonably documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the fees (other than any break-up, success or other contingent fee) and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel incurred in connection with acting as Parent's or Merger Sub's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions up to an aggregate of $5.0 million (the "EXPENSES"). Any payments required to be made pursuant to this Section 9.3 shall be made by wire transfer of same day funds to an account designated by Parent.

     (c) The Company shall pay all Company Taxes, such as (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other or similar Taxes or fees, incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     (d) The Company acknowledges that the agreements contained in this Section
9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 9.3, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Citibank, N.A. in effect from time to time during such period plus two percent.

     SECTION 9.4 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval; provided, however, that no amendment shall be made without the approval of the Special Committee. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     SECTION 9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Merger Sub shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 10.2 ENTIRE AGREEMENT; ASSIGNMENT. (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; PROVIDED, HOWEVER, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any other affiliate of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 10.3 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED, that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

               if to Parent or
                 to Merger Sub, to:
                                      Westfield America Trust
                                      Level 24, Westfield Towers
                                      100 William Street
                                      Sydney NSW, Australia 2011
                                      Attention:  General Counsel
                                      Facsimile: (011) 612-9358-7077

               with a copy to:        Skadden, Arps, Slate, Meagher & Flom LLP
                                      Four Times Square
                                      New York, NY 10036
                                      Attention: Morris J. Kramer, Esq.
                                      Facsimile: (212) 735-2000

               if to the Company, to:

                                      Westfield America, Inc.
                                      11601 Wilshire Boulevard, 12th Floor
                                      Los Angeles, CA  90025
                                      Attention: General Counsel
                                      Facsimile: (310) 478-1267
              with a copy to:  Wolf, Block, Schorr and Solis-Cohen LLP
                               250 Park Avenue
                               New York, NY 10177
                               Attention: Herbert Henryson II, Esq.
                               Facsimile: (212) 672-1192

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of Law principles thereof (other than those provisions set forth herein that are required to be governed by the MGBCL).

     SECTION 10.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 7.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     SECTION 10.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

     SECTION 10.9 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.9.

     SECTION 10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 10.11 INTERPRETATION. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     (b) The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 14, 2001.

     (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 10.12 DEFINITIONS. (a) "ACQUISITION PROPOSAL" means an offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or a significant portion of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of Common Stock or the filing of any document under the Securities Act of 1933, as amended, or Exchange Act in connection therewith; (iv) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (b) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     (c) "KNOW" or "KNOWLEDGE" means, with respect to any party, the actual knowledge of such party's executive officers, without any duty of inquiry.

     (d) "LAW" means any law, statute, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by any Governmental Entity.

     (e) "MATERIAL ADVERSE EFFECT" means with respect to any entity, any event, circumstance, change, effect or development that, individually or in the aggregate with all other events, circumstances, changes, effects or development, is or would reasonably be expected to be materially adverse to (i) the assets, properties, condition (financial or otherwise) or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement, excluding any such effect resulting from or arising in connection with (A) general economic conditions affecting generally the industry in which the Company competes or (B) general market conditions in the United States.

     (f) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (g) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) a majority of the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

     (h) "TAX" or "TAXES" means all Taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated Taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                            WESTFIELD AMERICA MANAGEMENT LIMITED,
                                in its capacity as responsible entity and trustee of
                                WESTFIELD AMERICA TRUST

                            By: /s/ PETER S. LOWY
                               ---------------------------------------
                            Name:  Peter S. Lowy
                            Title: Director



                            WESTFIELD AMERICA, INC.


                            By: /s/ ROY L. FURMAN
                               ---------------------------------------
                            Name:  Roy L. Furman
                            Title: Director



                            Roy L. Furman, on behalf of
                            the Special Committee of
                            the Board of Directors of
                            Westfield America, Inc.


                            /s/ ROY L. FURMAN
                            ---------------------------------------
                            ROY L. FURMAN


AGREED AND ACCEPTED as of
_______ __, 2001


MALL ACQUISITION CORP.


By:
    -------------------------------------------------
Name:
Title:

                                                                         ANNEX A

                             CONDITIONS TO THE OFFER

     Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger of which this Annex A is a part. Notwithstanding any other provision of the Offer, Parent shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Parent's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and, subject to the terms of the Agreement, may delay acceptance for payment or terminate the Offer and not accept for payment any tendered Shares, if at any time on or after the date of the Agreement and prior to the acceptance for payment of Shares pursuant to the Offer, any of the following events shall occur:

     (a) there shall be any Law enacted, promulgated or deemed applicable to the Offer or the Merger, or any suit, action or proceeding by any Governmental Entity shall be pending (i) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the making of the Offer, the acceptance for payment of any tendered Shares, or the purchase of Shares, or the consummation of the Merger, or seeking to obtain material damages in connection with the Offer or the Merger, (ii) seeking to prohibit or impose any material limitations on Parent's or Merger Sub's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, (iii) seeking to compel Parent or Merger Sub or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (iv) seeking to impose material limitations on the ability of Parent or Merger Sub, or rendering Parent or Merger Sub unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (v) imposing material limitations on the ability of Merger Sub or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, (vi) limit or prohibit any material business activity by Parent, Merger Sub or any of their respective subsidiaries or affiliates, including, without limitation, requiring the prior consent of any person or entity (including any Governmental Entity) to future transactions by Parent, Merger Sub or any of their respective subsidiaries or affiliates, or (vii) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company or, as a result of the Transactions, Parent and its subsidiaries; or

     (b) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange, the Australian Stock Exchange, and in the Nasdaq National Market System (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Australia (whether or not mandatory), (3) any limitation or proposed limitation (whether or not mandatory) by any United States or Australian Governmental Entity that has a material adverse effect generally on the extension of credit by banks or other financial institutions, or (4) in the case of any of the situations in clauses (1) through
(3) inclusive, existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

     (c) the representations and warranties of the Company set forth in the Agreement shall not be true and accurate as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) except, in each case where the failures of such representations and warranties to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) do not or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company; or

     (d) the Company shall have failed to perform, in any material respect, any obligation or to comply, in any material respect, with any material agreement or covenant of the Company to be performed or complied with by it under the Agreement; or

     (e) the Company Board or the Special Committee (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Agreement, or the Merger, (ii) shall have recommended an Acquisition Proposal, or (iii) shall have adopted any resolution to effect any of the foregoing; or

     (f) it shall have been publicly disclosed, or Parent or Merger Sub shall have otherwise learned, that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d- 3 promulgated under the Exchange
Act) of 10% or more of the then-outstanding Shares has been acquired by any person, other than Parent or any of its affiliates; or

     (g) since the date of the Agreement there shall have occurred any event, circumstance, change, effect or development that, individually or in the aggregate with any other events, circumstances, changes, effects or developments, has had or would reasonably be expected to have a Material Adverse Effect on the Company; or

     (h) the Agreement shall have been terminated in accordance with its terms;

     which in the sole judgment of Parent or Merger Sub, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Merger Sub) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payments for Shares.

     The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be waived by Parent or Merger Sub, in whole or in part, at any time and from time to time, in the sole discretion of Parent or Merger Sub. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         ANNEX B

                                OFFER AFFILIATES


Westfield Corporation, Inc.
Westfield American Investments Pty. Limited

                                                                SCHEDULE 2.2(ii)

                                STATE OF MISSOURI
                       MATTHEW BLOUNT, SECRETARY OF STATE
                     P.O. BOX 778, JEFFERSON CITY, MO. 65102

                              Corporation Division


                               ARTICLES OF MERGER
                         (To be submitted in duplicate)

         Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporations certify the following:

(1)      That   WESTFIELD AMERICA, INC.     of        MISSOURI
               -------------------------         ----------------------
                 (Name of Corporation)             (Parent State)


(2)      That    MALL ACQUISITION CORP.    of         DELAWARE
               -------------------------         ----------------------
                 (Name of Corporation)             (Parent State)

         are hereby merged and that the above named   WESTFIELD AMERICA, INC.
                                                    ---------------------------
         is the surviving corporation.                (Name of Corporation)

(3)      That the Board of Directors of          WESTFIELD AMERICA, INC.
                                        ----------------------------------------
                                                  (Name of Corporation)
         met on      , 2001 and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles.

(4)      That the Board of Directors of         MALL ACQUISITION CORP.
                                        ----------------------------------------
                                               (Name of Corporation)
         met on   , 2001 and by resolution adopted by a majority vote of the members of such board approved the Plan of Merger set forth in these articles.

(5) The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of WESTFIELD AMERICA, INC. held on
         ,2001 at             and at such meeting there were              shares
         entitled to vote and              voted in favor      and
         voted against said plan.

(6)      The Plan of Merger thereafter was submitted to a vote at the special
         meeting of the shareholders of MALL ACQUISITION CORP. held on        ,
         2001 at         and at such meeting there were                  shares
         entitled to vote and                   voted in          favor
         and voted against said plan.

(7)      PLAN OF MERGER

          1.   WESTFIELD AMERICA, INC. of MISSOURI is the survivor.

          2. All of the property, rights, privileges, leases and patents of MALL ACQUISITION CORP. are to be transferred to and become the property of WESTFIELD AMERICA, INC. the survivor. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments, and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

          3. The officers of WESTFIELD AMERICA, INC. and board of directors of MALL ACQUISITION CORP. shall be the officers and directors of the surviving corporation until their successors are duly elected and qualified under the provisions of the bylaws of the surviving corporation.

     4. The Merger shall have the following effects on the outstanding shares of WESTFIELD AMERICA, INC. :


          (a) CANCELLATION OF TREASURY STOCK. All shares of common stock, par value $.01 per share (the "COMMON STOCK"), voting senior preferred stock, par value $1.00 per share (the "SENIOR PREFERRED STOCK"), preferred stock, par value $1.00 per share (the "PREFERRED STOCK"), and excess stock, par value $.01 per share (the "EXCESS STOCK"), of Westfield America, Inc. that are owned by Westfield America, Inc. or any subsidiary of Westfield America, Inc. shall no longer be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          (b) RETENTION OF SHARES.

               (i) Each share of Common Stock owned by Westfield America Trust, Mall Acquisition Corp., Westfield American Investments Pty. Limited and Westfield Corporation, Inc. issued and outstanding immediately prior to the effective time of the Merger shall be retained and remain outstanding as a share of Common Stock of Westfield America, Inc. as the surviving corporation.

               (ii) Each share of Senior Preferred Stock, Preferred Stock and Excess Stock issued and outstanding immediately prior to the effective time of the Merger (other than any such shares cancelled pursuant to clause (a) above) shall be retained and remain outstanding as a share of Senior Preferred Stock, Preferred Stock or Excess Stock, as applicable, of Westfield America, Inc. as the surviving corporation.

          (c) EXCHANGE OF SHARES. Each issued and outstanding share of Common Stock (other than shares of Common Stock to be cancelled in accordance with clause (a) above, shares of Common Stock to be retained in accordance with clause (b)(i) above, and shares of Common Stock that are outstanding immediately prior to the effective time of the Merger and that are held by shareholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 351.455 of the General and Business Corporation Law of Missouri) shall be converted into the right to receive $16.25 in cash, without interest (the "MERGER CONSIDERATION"). All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate, without interest.

     5. The Merger shall have the following effects on the outstanding shares of MALL ACQUISITION CORP.:

          (a) Each issued and outstanding share of class A common stock, par value $.01 per share, of Mall Acquisition Corp. shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

          (b) Each issued and outstanding share of class B common stock, par value $.01 per share, of Mall Acquisition Corp. shall be converted into the right to receive $1.00 in cash, without interest (the "CLASS B CONSIDERATION"). All such shares of class B common stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of class B common stock shall cease to have any rights with respect thereto, except the right to receive the Class B Consideration therefor upon the surrender of such certificate, without interest.

     6. The articles of incorporation of WESTFIELD AMERICA, INC. the survivor ARE NOT amended.

IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.


         CORPORATE SEAL                      WESTFIELD AMERICA, INC.
                                         ---------------------------------------
                                                 (Name of Corporation)

                                      By
                                         ---------------------------------------
                                             (Its President or Vice President)


ATTEST:
By
   -----------------------------------------------------
         Its Secretary or Assistant Secretary






CORPORATE SEAL                      MALL ACQUISITION CORP.
                               -------------------------------------------------
                                       (Name of Corporation)

                                      By
                                         ---------------------------------------
                                        (Its Secretary or Assistant Secretary)

ATTEST:
By
   -----------------------------------------------------
         Its Secretary or Assistant Secretary

State of
        ------------------------------------------------- )
County of                                                 )
          ----------------------------------------------- )ss.


     I,                             , a Notary Public, do hereby certify that
on the                     day of , 2001,           personally appeared before
me                                       who being by me first duly sworn,
declared that he is the                               of WESTFIELD AMERICA, INC.
that he signed the foregoing documents as                          of the
corporation, and that the statements therein contained are true.




                                         ---------------------------------------
                                                     Notary Public

[NOTARIAL SEAL]
                                 My commission expires

State of
        ------------------------------------------------- )
County of                                                 )
          ----------------------------------------------- )ss.


     I,                             , a Notary Public, do hereby certify that
on the                     day of , 2001,           personally appeared before
me                                       who being by me first duly sworn,
declared that he is the                               of MALL ACQUISITION CORP.
that he signed the foregoing documents as                          of the
corporation, and that the statements therein contained are true.




                                         ---------------------------------------
                                                     Notary Public

[NOTARIAL SEAL]
                                 My commission expires